UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2008

Commission File Number: 333 - 134175

LEXINGTON ENERGY SERVICES INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(state or other jurisdiction of incorporation or organization)

736 Second Avenue East, Brooks, Alberta T1R 1B8

(Address of principal executive offices)

403-279-4550
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Principal Officers; Appointment of Principal Officers

The Company received the resignation of Brent Nimeck as Officer and Director of the Company effective January 15, 2008.  Robert Rosner has been elected by the Board of Directors to fill the vacancy created from the resignation.  The Board of Directors also appointed Robert Rosner as President and Chief Executive Officer.

There are no family relationships between Mr. Rosner and any of the other members of the Company’s Board of Directors.

Management Agreement

The Company has not entered into any management agreement with Robert Rosner regarding his services to the Company as President and Chief Executive Officer.  The Company has agreed to compensate Mr. Rosner by issuing 350,000 S-8 shares pursuant to the Company’s 2007 Non-Qualified Stock Compensation Plan.

Business experience for past five years

Since August 2003, Robert Rosner was involved with Wataire International Inc. as officer and director.  He has served as Secretary, President and currently, the Chief Executive Officer and Director of Wataire International Inc., a Washington corporation that markets and distributes atmospheric water generator machines for commercial and residential use.  From 1999 to 2003, Mr. Rosner was the President of Gulf Coast Oil & Gas, an oil & gas company. Prior to that, Mr. Rosner was the President and Director of Nio Gold Mining Corp. and was the President and Director of Fortuna Ventures Inc.  Mr. Rosner has many years of experience relating to management, oil & gas, mining and technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2008	LEXINGTON ENERGY SERVICES INC.
(Registrant)
	By :	/s/ Elston Johnston
Director